Exhibit 5.1

TroyGould PC
1801 Century Park East
16th Floor
Los Angeles, California 90067

May 1, 2015

Lion Biotechnologies, Inc.
21900 Burbank Boulevard, Third Floor

Woodland Hills, California 91367

Re:	Registration Statement on Form S-3 (File No. 333-203284)

Ladies and Gentlemen:

This opinion is furnished to you in connection with the above-referenced registration statement (the “Registration Statement”), the related preliminary prospectus dated May __, 2015 and the final prospectus supplement, dated May 1, 2015 (collectively, the “Prospectus”). The Prospectus relates to the offering by Lion Biotechnologies, Inc. (the “Company”) of 4,750,000 shares (the “Shares”) of the Company’s common stock, par value $0.000041666 per share, all of which are being offered by the Selling Stockholders listed in the Prospectus.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”), and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus other than as expressly stated herein with respect to the issuance of the Shares.

As counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the general corporation law of the State of Nevada as set for in Chapter 78 of the Nevada Revised Statutes (the “NRS”), and we express no opinion with respect to any other laws.

Based upon and subject to the foregoing, we are of the opinion that the Shares were validly issued and are fully paid and nonassessable.

Lion Biotechnologies, Inc.

May 1, 2015

We understand that this opinion is to be used in connection with the Registration Statement. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on May 4, 2015 and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ TROYGOULD PC

TROYGOULD PC

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